                                                                     EXHIBIT 5.1

                     [ANDREW N. BERNSTEIN, P.C. LETTERHEAD]

                                October 11, 2002

LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by LJ International Inc., a British Virgin Islands corporation (the "Company"), of a Registration Statement on Form F-1 (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the offering for resale of up to 8,300,000 shares of the Company's Common Stock, $.01 par value, including 8,000,000 shares of Common Stock (the "Shares") and 300,000 shares of Common Stock issuable upon the exercise of certain Warrants (the "Warrant Shares"), all of which are issuable pursuant to the terms of a Common Stock Purchase Agreement between the Company and the Purchaser named therein (the "Purchase Agreement").

In connection with this opinion, we have examined the Purchase Agreement, the Registration Statement and related Prospectus, your Memorandum of Association and Articles of Association, the Warrants and related agreements, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Warrant Shares, when issued and sold in accordance with the terms of the Purchase Agreement and the Warrants, respectively, will be validly issued, fully paid and nonassessable.

LJ International Inc.
October 11, 2002
Page 2

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ ANDREW N. BERNSTEIN, P.C.

                                       Andrew N. Bernstein, P.C.

ANB/prr